THIS OPTION AND THE STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND CAN BE TRANSFERRED ONLY IN COMPLIANCE WITH THE ACT AND APPLICABLE STATE SECURITIES LAWS. THIS OPTION AND SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT, UNLESS, IN THE OPINION OF COUNSEL FOR THE COMPANY OR COUNSEL FOR THE REGISTERED HOLDER (WHICH SHALL BE IN FORM AND FROM SUCH COUNSEL AS SHALL BE REASONABLY SATISFACTORY TO THE COMPANY), SUCH REGISTRATION IS NOT THEN REQUIRED. NO REGISTRATION RIGHTS HAVE BEEN GRANTED WITH RESPECT TO THIS OPTION AS OF ITS ORIGINAL DATE OF ISSUANCE.


                            U.S. WIRELESS DATA, INC.

                      NONQUALIFIED STOCK OPTION CERTIFICATE

     U.S. Wireless Data, Inc., a Colorado corporation ("Company"), for good and valuable consideration, including the incentive to the Optionee to remain as a director, employee or consultant to the Company as a result of ownership or increased ownership of the Company's no par value common stock ("Common Stock"), the receipt and sufficiency of which consideration hereby is acknowledged, irrevocably grants to the Optionee the option ("Option") to purchase the following number of shares of Common Stock:

              Optionee                            Number of Shares
              --------                            ----------------

          Barry A. Kaplan                          ---250,000---

The effective date of this grant is March 29, 2000 ("Date of Grant") and is subject to the following terms and conditions:

     1. EXERCISE PRICE. The purchase price ("Exercise Price") for shares of Common Stock purchasable pursuant to this Option shall be One and 50/100 Dollars ($1.50) per share, which shall be paid in full in cash at the time of exercise; provided, however, that the Board of Directors of the Company may in its sole discretion permit payment to be made with shares of the Company's Common Stock owned by Optionee (a "Cashless Exercise"). Optionee shall have no rights with respect to dividends or have any other rights as a shareholder with respect to shares subject to this Option until Optionee has given written notice of the exercise of the Option and has paid in full for such shares.

     2. VESTING AND TIME OF EXERCISE. This Option will vest one third per yearly anniversary date following grant date. This Option may be exercised as to all or any portion of the vested shares covered by this Option Grant at any time, and shall expire on the earlier of ten years from the grant date, or one year after cessation of the Optionee's relationship with the Company in any capacity, including service provided to the Company as an employee, officer, director or consultant. The period of time during which the Option may be exercised is referred to herein as the "Option Period."

     3. NUMBER OF SHARES PURCHASABLE AT ANY ONE TIME. This Option may be exercised only for at least 100 shares of Common Stock or a multiple thereof or for the full number of shares for which the Option is then exercisable.

     4. NONTRANSFERABILITY OF OPTION. This Option may not be transferred by Optionee otherwise than by will or the laws of descent and distribution. During Optionee's lifetime, this Option shall be exercisable only by Optionee.

     5. CHANGES IN CAPITAL; CERTAIN REORGANIZATIONS. If the outstanding Common Stock of the Company which is subject to this Option shall at any time be changed or exchanged by declaration of a stock dividend, split-up, subdivision or combination of shares, recapitalization, merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, the number of and kind of shares subject to the Option and the Option Price shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares without changing the aggregate option price. In the event of a dissolution or liquidation of the Company, or a merger, consolidation, sale of all or substantially all of its assets, or other corporate reorganization in which the Company is not the surviving corporation, or in which the Company is the surviving corporation but holders of Common Stock receive securities of another corporation, this Option shall terminate as of the effective date of such event, provided that immediately prior to such event, Optionee shall have the right to exercise this Option as to all shares underlying this Option, irrespective of the number of Options actually vested at the time.

     6. MANNER OF EXERCISE.

          (a) This Option may be exercised in whole or in part at any time and from time to time within the Option Period, subject to the terms and conditions contained herein, by the delivery of written notice of exercise to the Chief Financial Officer of the Company, as required by subsection (d) of this Section, accompanied by (i) full payment, in cash or certified or bank check, payable to the Company, or, (ii) if permitted by the Company's Board of Directors in its sole discretion, shares of the Company's Common Stock having a fair market value equal to the aggregate exercise price for the number of shares purchased which the Optionee has held for at least six months prior to the time of exercise of the Option.

          (b) For purposes of this Section, "Market Price" means the average of the closing prices of sales on the principal domestic securities exchange on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the bid and asked prices quoted on Nasdaq (including the OTC Bulletin Board ) as of the close of trading in New York City on such day, in each such case averaged over a period of five (5) consecutive days consisting of the business day immediately preceding the day as of which Market Price is being determined and the four (4) consecutive business days prior to such day; provided that if such security is listed on any principal domestic securities exchange or quoted on Nasdaq, the terms "business day" and "business days" means a day or days, as applicable, on which such exchange or Nasdaq is open for trading or quotation, as the case may be, notwithstanding whether any quotation is available on any particular business day and, if not, then the Market Price shall be determined based upon those remaining days during the aforesaid 5-day period for which quotations are available. If the shares are not so listed or traded on any principal domestic securities exchange or quoted on Nasdaq, the Market Price shall be the fair value thereof, as determined in good faith by the Board of Directors of the Company.

          (c) Certificates for the shares of Common Stock purchased upon exercise of this Option shall be delivered by the Company to the Purchaser within five (5) business days after the Exercise Date.

          (d) The notice of exercise (i) shall state the election to exercise the Option, (ii) shall state the number of shares in respect to which the Option is being exercised, (iii) shall state Optionee's address, (iv) shall state Optionee's social security number, (v) shall contain such representations and agreements concerning Optionee's investment intent with respect to such shares of Common Stock as shall be satisfactory to the Company's counsel, and (vi) shall be signed by Optionee. As a further condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

          (e) Unless this Option has expired or all of the purchase rights represented hereby have been exercised, the Company shall, in addition to certificates for Common Stock issued upon exercise of this Option, prepare upon exercise of this Option, a new Option representing the rights formerly represented by this Option that have not expired or been exercised. The Company shall, within five (5) business days after the Exercise Date, deliver such new Option to the Optionee.

     7. AMENDMENT AND ADMINISTRATION. The Board of Directors shall have the authority to interpret this Option, and generally to conduct and administer the exercise of this Option and to make all determinations in connection herewith which may be necessary or advisable, and all such actions of the Board shall be final and conclusive for all purposes and binding upon Optionee.

     8. MISCELLANEOUS. This Option shall inure to the benefit of and be binding upon each successor of the Company. All obligations imposed upon and all rights granted to the Optionee and all rights reserved by the Company under this Option shall be binding upon and inure to the benefit of Optionee, Optionee's heirs, personal representatives, administrators and successors. Unless the context requires otherwise, words denoting the singular may be construed as denoting the plural, and words of the plural may be construed as denoting the singular and words of one gender my be construed as denoting such other gender as is appropriate.

     IN WITNESS WHEREOF, this Option has been issued by the Company effective as of the Date of Grant.


U.S. WIRELESS DATA, INC.                        Accepted by Optionee:
a Colorado corporation


By
   --------------------------------             --------------------------------
      Dean M. Leavitt                           Print Name
      Chief Executive Officer

Attest
      ------------------------------
      Charles I. Leone
      Secretary





















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